EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Skyworks Solutions, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333‑48394 and No. 333-85024) on Form S-8 of Alpha Industries, Inc. and in the registration statements (Nos. 333-91524, 333-100312, 333-100313, 333-122333, 333-131628, 333-131629, 333-132880, 333-134375, 333-150780, 333-150782, 333-162960, 333-176282, 333-176285, 333-176286, 333-179117, 333-191311, and 333-204310) on Form S-8 of Skyworks Solutions, Inc. of our report dated November 24, 2015, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. and subsidiaries as of October 2, 2015 and October 3, 2014, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three-year period ended October 2, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 2, 2015, which report appears in the October 2, 2015 annual report on Form 10‑K of Skyworks Solutions, Inc.
/s/ KPMG LLP
Boston, Massachusetts
November 24, 2015